                                                                    EXHIBIT 10.5

                             ALBEMARLE CORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN













                            As Amended and Restated
                           Effective April 26, 2000

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000




                               TABLE OF CONTENTS
                               -----------------

Section                                                                         Page
-------                                                                         ----
INTRODUCTION.................................................................     1

ARTICLE I DEFINITIONS........................................................     2

   1.01.  Actuarial Equivalent...............................................     2
   1.02.  Affiliate..........................................................     2
   1.03.  Annuity Starting Date..............................................     2
   1.04.  Beneficiary........................................................     2
   1.05.  Board..............................................................     2
   1.06.  Code...............................................................     2
   1.07.  Committee..........................................................     2
   1.08.  Company............................................................     2
   1.09.  Control Change Date................................................     2
   1.10.  Disability or Disabled.............................................     2
   1.11.  Eligible Employee..................................................     2
   1.12.  Participant........................................................     3
   1.13.  Plan...............................................................     3
   1.14.  Qualified Preretirement Survivor's Annuity.........................     3
   1.15.  Retirement and Retire..............................................     3
   1.16.  Retirement Plan....................................................     3
   1.17.  Savings Plan.......................................................     3
   1.18.  Supplemental Retirement Account....................................     3

ARTICLE II PARTICIPATION.....................................................     3

ARTICLE III BENEFITS.........................................................     4

   3.01.  Amount of Benefit..................................................     4
   3.02.  Death Benefits.....................................................     7
   3.03.  Timing and Form of Payment.........................................     8

ARTICLE IV VESTING...........................................................     9

ARTICLE V COORDINATION OF BENEFITS...........................................     9

ARTICLE VI GUARANTEES........................................................    10

ARTICLE VII TERMINATION, AMENDMENT OR MODIFICATION OF PLAN...................    10

   7.01.  Plan Termination...................................................    10
   7.02.  Notice Requirement.................................................    10
   7.03.  Effect of Plan Termination.........................................    11

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000

                                                                                Page
                                                                                ----
ARTICLE VIII OTHER BENEFITS AND AGREEMENTS...................................    11

ARTICLE IX RESTRICTIONS ON TRANSFER OF BENEFITS..............................    11

ARTICLE X ADMINISTRATION OF THE PLAN.........................................    12

   10.01.  THE COMMITTEE.....................................................    12
   10.02.  INDEMNIFICATION OF THE COMMITTEE..................................    12
   10.03.  POWERS OF THE COMMITTEE...........................................    12
   10.04.  INFORMATION.......................................................    12
   10.05.  CLAIMS REVIEW PROCEDURES..........................................    12

ARTICLE XI MISCELLANEOUS.....................................................    13

   11.01.  NO GUARANTEE OF EMPLOYMENT........................................    13
   11.02.  BINDING NATURE....................................................    13
   11.03.  GOVERNING LAW.....................................................    13
   11.04.  MASCULINE AND FEMININE; SINGULAR AND PLURAL.......................    13

ARTICLE XII ADOPTION.........................................................    13


APPENDIX I...................................................................    15


APPENDIX II..................................................................    16

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


                                 INTRODUCTION
                                 ------------

     Albemarle Corporation has adopted the Albemarle Corporation Supplemental Executive Retirement Plan (the "Plan") effective April 26, 2000. The Plan represents an amendment and restatement of the Albemarle Corporation Excess Benefit Plan and the Albemarle Corporation Supplemental Retirement Plan which were originally adopted by the Board on February 8, 1994. The Excess Benefit Plan and the Supplemental Retirement Plan were amended effective April 26, 2000, to simplify the Plans' administration with respect to the calculation of benefits and to clarify the benefits provided to certain employees. In addition, effective as of April 26, 2000, the Excess Benefit Plan and the Supplemental Plan are merged. The resulting plan is renamed the Albemarle Corporation Supplemental Executive Retirement Plan.

     The Board believes that the adoption of the Plan will assist it in attracting and retaining those employees, whose judgment, abilities and experience will contribute to the Company's success.

     The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974, as amended). The Plan must be administered and construed in a manner that is consistent with that intent.

     The Plan provides the following benefits:

     1. The difference between (i) the actuarially equivalent value of the benefits actually received by such employee under the Company's tax-qualified employee pension benefit plans and (ii) the actuarially equivalent value of the benefits such employee would have received under such plans but for the application of Code section 415;

     2. The difference between (i) the employee's accrued benefits under the Company's tax-qualified employee pension benefit plans, as amended from time to time, in light of the compensation cap provided under Code section 401(a)(17) and (ii) the full value of the benefits such employee would otherwise have received under such plans but for such limitation;

     3. The benefits lost as a result of the limitations under Code sections 401(k), 401(m), and 402(g).

     4. The Board also approved the provision of supplemental executive retirement benefits to designated executives whose relatively short service with the Company or an Affiliate would otherwise limit their career retirement benefits. To the extent an individual who is designated specially as a Plan participant is entitled to such benefits, they are provided hereunder.

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


                                   ARTICLE I

                                  DEFINITIONS


1.01.     Actuarial Equivalent means a benefit of equivalent value based on the
          --------------------
factors and assumptions employed in determining actuarial equivalencies to the normal form of benefit under the Retirement Plan.

1.02.     Affiliate means any entity that is a member of a controlled group of
          ---------
corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(c), of which the Corporation is a member according to Code section 414(b), and which has, with the approval of the Board, adopted the Plan by action of its board.

1.03.     Annuity Starting Date means the first day of the first month for which
          ---------------------
a benefit is payable under the Plan.

1.04.     Beneficiary means the person, persons, entity, entities or the estate
          -----------
of a Participant which is designated by the Retirement Plan or a Participant, contingent annuitant or beneficiary, in accordance with the Retirement Plan, to receive any benefits that may become payable under the Retirement Plan or, if none, to the person or entity so designated under the Savings Plan as a result of the Participant's death or on a form provided by the Company for such purpose.

1.05.     Board means the Board of Directors of Albemarle Corporation.
          -----

1.06.     Code means the Internal Revenue Code of 1986, as amended.
          ----

1.07.     Committee means the Executive Committee of the Board which shall, in
          ---------
accordance with the provisions of Article X hereof, be responsible for the management and administration of the Plan.

1.08.     Company means Albemarle Corporation.
          -------

1.09.     Control Change Date is defined in Appendix II attached hereto.
          -------------------

1.10.     Disability or Disabled shall have the same meanings such terms
          ----------    --------
disability benefit plan.

1.11.     Eligible Employee means an individual employed by the Company or an
          -----------------
Affiliate who is in a select group of management or is a highly compensated employee of the Company and its Affiliates. An individual shall remain an Eligible Employee only so long as the individual remains in such select management group or continues to be highly compensated.

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


1.12.     Participant means, so long as he remains so designated or to the
          -----------
extent he has accrued a vested benefit under the Plan, an Eligible Employee who becomes a participant in the Plan in accordance with Article II.

1.13.     Plan means the Albemarle Corporation Supplemental Executive Retirement
          ----
Plan, which is a result of the April 26, 2000, merger of the Albemarle Corporation Supplemental Retirement Plan and the Albemarle Corporation Excess Benefit Plan.

1.14.     Qualified Preretirement Survivor's Annuity means the monthly benefit
          ------------------------------------------
payable to the surviving spouse, if any, on the death of a Participant prior to his Annuity Starting Date in the form determined under Section 7.01(c)(1) or (2) of the Retirement Plan, as applicable.

1.15.     Retirement and Retire mean separation from employment with the
          ----------     ------
Company or an Affiliate at or after satisfying the requirements for early retirement under the terms of the Retirement Plan and the commencement of benefits thereunder.

1.16.     Retirement Plan means, unless another plan or plans are specifically
          ---------------
designated by the Committee in lieu thereof in the case of any Plan Participant, the Retirement Income Plan for the Employees of Albemarle Corporation or, in the case of a Plan Participant employed by an Affiliate which has adopted the Plan but which does not participate in the Retirement Income Plan for the Employees of Albemarle Corporation, any defined benefit plan sponsored by such Affiliate in which the Participant in question participates.

1.17.     Savings Plan means, unless another plan or plans are specifically
          ------------
designated by the Committee in lieu thereof in the case of any Plan Participant, the Savings Plan for the Employees of Albemarle Corporation or, in the case of a Plan Participant employed by an Affiliate which has adopted the Plan but which does not participate in the Savings Plan for the Employees of Albemarle Corporation, any defined contribution plan sponsored by such Affiliate in which the Participant in question participates.

1.18.     Supplemental Retirement Account means an account established under a
          -------------------------------
funded plan on behalf of a Plan Participant who also participates in such plan.

                                  ARTICLE II

                                 PARTICIPATION

     Each Eligible Employee shall automatically become a Participant in the Plan, with respect to the excess benefits and supplemental benefits provided under Plan sections 3.01(a) and (b), as of the date his benefit under the Retirement Plan or Savings Plan is first limited by Code section 401(a)(17) and/or 415. An Eligible Employee recommended by the Company's Executive Committee and approved by the Executive Compensation Committee shall become a Participant in the Plan, with respect to the short service benefit provided under Plan

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


sections 3.01(c), 3.01(e) and (g), as of the effective date designated by the Company's Executive Committee. An Eligible Employee who becomes a Participant with respect to a benefit under Plan sections 3.01(c), 3.01(e) and (g), shall continue to participate in the Plan with respect to such benefit until such date as the Company's Executive Committee may declare the individual in question no longer eligible to participate.

                                  ARTICLE III

                                   BENEFITS

3.01.     Amount of Benefit.
          -----------------

     Except as provided in Article V (Coordination of Benefits) and subject to the limitations set forth in Articles IV (Vesting), VI (Guarantees) and VII (Termination, Amendment, or Modification of Plan), the benefits of a Participant and his Beneficiary shall be as follows:

     (a)  Excess Benefit.  A Participant shall be entitled to a benefit equal to
          ---------------
the Actuarial Equivalent of the difference between (i) the benefits that accrue to the Participant under the Retirement Plan plus the employer-provided accrued benefit (exclusive of earnings reduction contributions) under the Savings Plan and (ii) the benefits the Participant would have accrued under the Retirement Plan plus the employer-provided accrued benefit (exclusive of earnings reduction contributions) under the Savings Plan but for the application of Code section 415 (the annual limit on benefits under the Retirement Plan ($135,000 for 2000) and the annual limit on contributions under the Savings Plan ($30,000 for 2000)).

     (b)  Supplemental Benefit.  A Participant shall be entitled to a benefit
          ---------------------
equal to (i) and (ii) below where:

          (i) equals the Actuarial Equivalent of the difference between the benefits the Participant would have accrued under the Retirement Plan but for the application of the limits set forth in Code section 401(a)(17) (the annual limit on compensation taken into account under the Retirement and Savings Plan ($170,000 for 2000)) and Code section 415, as applicable, and the benefits that accrued to the Participant under the Retirement Plan; and

          (ii) equals the value of a bookkeeping account which is credited each year with the number of shares of Albemarle Corporation Common Stock equal to the Matching Contributions that would have been allocated under the Savings Plan without regard to the following limitations: (i) the limits set forth in Code section 401(a)(17), if applicable; (ii) the limits set forth under Code section 415, if applicable; and (iii) the limitations imposed by Code sections 401(k), 401(m) and 402(g) on the amount of Pre-Tax, After-Tax or Matching Contributions that can be made under the Savings Plan.

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000

     For purposes of this subsection, the terms "Pre-Tax Contribution," "After-Tax Contribution" and "Matching Contribution" shall have the same meanings as set forth in Article I of the Savings Plan.

     (c)  Short Service Benefit.  Participants who have completed five years
          ----------------------
of service with the Company or an Affiliate (including service with Ethyl Corporation or one of its affiliates) and who are specifically designated for this purpose, in accordance with Article II, and who become Disabled or Retire from the Company or an Affiliate or are while employed by the Company or an Affiliate, participating in the Plan shall also accrue an additional benefit hereunder equal to the Actuarial Equivalent of (i) minus (ii) below, where:

          (i) is a benefit commencing on the first day of the month coincident with or next following his sixty-fifth birthday and payable for life with sixty monthly payments guaranteed equal to the product of 4% times the Participant's total years of service with the Company or an Affiliate (up to a maximum of fifteen), expressed in years and fractions of years and measured in cumulative monthly increments from the Participant's initial date of employment, excluding any intervening period during which the Participant was not in the employ of the Company or an Affiliate, times the Participant's Final Average Compensation; and

          (ii) equals the sum of the Actuarial Equivalents of:

               (A)  the Participant's employer-provided Retirement Plan benefit;

               (B) the employer-provided benefit (exclusive of earnings reduction contributions) under the Savings Plan;

               (C) 100% of the Participant's Primary Social Security Benefit payable at his Social Security Retirement Age, as determined under the provisions of the Social Security Act in effect at the date of the occurrence triggering the determination, assuming that the Participant had continued in the employ of the Company at the annual base salary he was earning at the time such event occurred until what would have been his Social Security Retirement Age;

               (D) 100% of the employer-provided benefits (exclusive of earnings reduction contributions) payable to the Participant under any employee pension benefit plan, as defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, of any other employer;

               (E) the benefit accrued by the Participant under Plan section 3.01(a); and

               (F) the benefit accrued by the Participant under Plan section 3.01(b).

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


For purposes of determining the reduction attributable to a defined contribution plan benefit described in paragraph (B), (D), (E) or (F), such benefit shall be converted to a life annuity with sixty monthly payments guaranteed in the case of benefits payable as a result of the Participant's death or to an annuity payable in the form elected by the Participant under the Retirement Plan that is the Actuarial Equivalent of a life annuity with sixty monthly payments guaranteed. Further, the payment of any benefit under this Plan section shall be conditioned on a Participant furnishing such information as the Committee may require to enable it to make the calculation called for under paragraph (D).

For purposes of determining a Participant's benefit under Plan Sections 3.01(c) and (g), Final Average Compensation means, effective April 26, 2000, for a Participant as of any date, one-third of the sum of (i) the Participant's annual base salary and (ii) 100% of any annual cash bonus paid pursuant to the Albemarle Corporation 1998 Incentive Plan (or any successor Plan) received by the Participant during the three consecutive highest paid calendar years of employment by the Company or an Affiliate during the ten consecutive calendar years or the total period of employment, if less, immediately preceding the date of the event the occurrence of which triggers the determination. Final Average Compensation is calculated without regard to any elections by a Participant to defer any amount that otherwise would have been paid to the Participant for the relevant period in the absence of such an election.

     (d)  For purposes of determining a Participant's accrued benefit under Plan section 3.01(a) or (b), compensation used in the calculation of benefits that the Participant would have accrued under the Retirement Income Plan for the Employees of Albemarle Corporation but for the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, shall include the income recognized on account of a bonus (whether in the form of cash or other property) granted to such Participant on April 24, 1996, who was a full-time employee of the Company on such date, and any cash payment made by the Company to reimburse the Participant for the federal and state income taxes resulting from such income recognition.

     (e) For any Participant who is specifically designated for this purpose, compensation and service in the calculation of benefits under Plan section 3.01(a) or (b), shall include the Participant's service and compensation with Ethyl Corporation and with the Company. Such Participant shall have his benefit determined under the formula described in 3.01(a) or (b) even if such Participant has waived participation in the Retirement and Savings Plans. Benefits payable under the Plan to such Participant shall be offset by any benefits payable under the qualified retirement plans sponsored by Ethyl Corporation and the Company and any benefits payable under non-qualified retirement plans sponsored by Ethyl Corporation and the Company.

     (f) A Participant shall accrue benefits under this Plan section, as applicable, from the effective date of his eligibility to participate in the Plan through the date of his death, Disability or Retirement or other separation from service or the date he is notified by the Company's Executive Committee that he is no longer eligible to participate. In no event shall a Participant accrue a duplicate benefit attributable to the same service or compensation under Plan sections 3.01(a), or (b).

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


     (g) A Participant who is specifically designated for this purpose by the Board or Executive Committee of the Board, shall also accrue a supplemental benefit hereunder equal to the Actuarial Equivalent of (i) minus (ii) below, where:

          (i) is a benefit equal to the product of four percent times the Participant's years of service with the Company or an Affiliate (up to a maximum of fifteen) earned on and after a date specified by the Board or the Executive Committee of the Board, expressed in years and fractions of years, times the Participant's Final Average Compensation (as defined in Plan section 3.01(c)) and such benefit shall commence on the first day of the month coincident with or next following his sixty-fifth birthday and payable for life with sixty monthly payments guaranteed;

          (ii) equals the sum of the Actuarial Equivalents of:

               (A) the benefit accrued by the Participant under Plan section
                   3.01(a), if any; and

               (B) the benefit accrued by the Participant under Plan section
                   3.01(b), if any.

For purposes of this subsection (g), if a Participant retires early upon the recommendation of the Chief Executive Officer and the approval of the Executive Compensation Committee, dies or becomes Disabled (as defined below) while employed by the Company, his years of service shall include those years between his date of retirement, death or Disability (as defined below) and what would have been his normal retirement date (as defined in the Retirement Plan). Final Average Compensation shall be determined by using the Participant's base pay as in effect on his date of retirement, death or Disability and increasing such amount by 5% for each year between such date and the Participant's normal retirement date plus a bonus percentage equal to the average of the three highest (or less, if the period worked is less than three years) actual bonus percentages earned since the Participant's service date (as shown on Appendix
I). Disabled or Disability means, solely for purposes of this subsection (g), any physical or mental condition which significantly impairs the Participant's ability to continue to devote his full attention and time to his current position. The Executive Compensation Committee will make the determination of disability based on the recommendation of the Chief Executive Officer and the medical evidence provided by the Participant.

3.02.     Death Benefits
          --------------

     (a) With respect to the vested benefits attributable to the Retirement Plan accrued by a Participant under Plan section 3.01(a) or (b) or benefits accrued under Plan section 3.01(c), if a Participant dies prior to what would have been his Annuity Starting Date under the Retirement Plan, the Participant's surviving spouse, if any, shall be entitled only to a Qualified Preretirement Survivor's Annuity commencing on what could have been the Participant's earliest early retirement date under the Retirement Plan.

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000

     (b) Preretirement death benefits accrued under Plan section 3.01(a) or (b) and attributable to the employer-provided benefit (exclusive of earnings reduction contributions) under the Savings Plan shall be paid in cash to the Participant's surviving spouse (or, if none, to his Beneficiary).

     (c) In the event of a Participant's death after his Annuity Starting Date, benefits will be paid in accordance with the form of payment elected by the Participant under the terms of the Retirement Plan or if the Participant is not a member of the Retirement Plan, in accordance with an election form completed by the Participant and approved by the Committee. In the event of a Participant's death after his Annuity Starting Date, any benefit that should have been paid to the Participant but had not been paid as of the date of the Participant's death shall be paid to the Participant's personal representative, determined in accordance with state law.

     (d)  With respect to the benefits accrued by a Participant under Plan section 3.01(g), or with respect to any Participant designated under Plan section 3.01(e) who does not participate in the Retirement Plan, if such Participant dies prior to his Annuity Starting Date, the participant's surviving spouse, if any, shall be entitled to a 100% survivor's annuity based on the Participant's accrued benefit under the Plan as of his date of death, calculated using the actuarial assumptions and methods set forth in the Retirement Plan.

3.03.     Timing and Form of Payment
          --------------------------

     The Plan's benefit payments shall begin as of the later of (i) the date the Participant's benefits commence under the Retirement Plan, or (ii) the first day of the month following the Participant's separation from service and shall be paid in the manner designated by the Executive Committee of the Board in its sole discretion. If the Executive Committee of the Board has made no designation of the manner in which the Plan's benefits shall be paid as of the date such benefits become payable to the Participant, the Executive Committee of the Board shall be deemed to have made a designation that the Plan's benefit payments shall be payable to the Participant, contingent annuitant, or the Beneficiary designated pursuant to the Retirement Plan for the same period and in the same form as the Participant elected under the Retirement Plan. Benefits not paid in the normal form or commencing prior to what would have been the Participant's normal retirement date, as provided for under the Retirement Plan, must be an actuarial equivalent of the normal form of benefit and reduced to reflect early commencement based on the factors and assumptions employed under the Retirement Plan. Notwithstanding the preceding, benefits accrued under Plan sections 3.01(a) and (b) with respect to the Savings Plan, shall be paid in a lump sum in cash as of the later of (i) the date they would have been paid under the Savings Plan but for the applicable Code section 415, 401(a)(17), 402(g), 401(k), and 401(m) limitations, or (ii) the last day of the month in which the Participant separates from service.

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


                                  ARTICLE IV

                                    VESTING

     A Participant's right to receive a benefit under Plan section 3.01(a) and
(b) exists only if his employment terminates at a time or as a result of an event that would have caused such benefit to vest under the terms of the Retirement Plan or Savings Plan, as applicable, while the Plan is in effect and the Participant remains designated as a Participant. No benefits are payable under Plan sections 3.01(c) or (g) unless the Participant becomes Disabled or Retires.

     A Participant who dies prior to what would have been his Annuity Starting Date shall be entitled only to any death benefit available under Plan section 3.02.

     Despite the foregoing, a Participant forfeits all benefits from the Plan if the Committee determines that his employment is terminated as a result of fraud, dishonesty, conviction of or pleading guilty to a felony, or embezzlement from the Company or an Affiliate. Further, in the event the Committee determines that a Participant who has separated from service for any reason is guilty of fraud or dishonesty against the Company or an Affiliate or is convicted of or pleads guilty to a felony against or embezzlement from the Company or an Affiliate shall forfeit his entitlement to any further payments or benefits under the Plan.

     Notwithstanding the preceding, in the event the employment of a Participant who is in the employ of the Company on a Control Change Date is terminated (for reasons other than fraud, dishonesty, conviction of or pleading guilty to a felony, or embezzlement from the Company or an Affiliate, as provided above) before the end of the period commencing on the Control Change Date and ending on the third anniversary of such date, and whether or not he is a Participant at such time, he shall be fully vested in the benefit he accrued under Article III as of the date his employment is terminated and such accrued benefit shall be paid in a cash lump sum no later than 30 days following his termination of employment.

                                   ARTICLE V

                           COORDINATION OF BENEFITS

     The amount payable in any month to a Participant, or a Beneficiary under the Plan shall be reduced, but not below zero, by the Actuarial Equivalent of any amount paid or payable to the Participant for the month in question or a prior or future month from a Supplemental Retirement Account.

     This limitation shall not apply to the extent that its application would result in the payment of an after-tax benefit under the Plan and a Supplemental Retirement Account that is less than the benefit otherwise payable under Article III on an after-tax basis. In determining the

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000

amount payable under the Plan and from a Supplemental Retirement Account on an after-tax basis, the Committee shall make its determination using the maximum rates of federal, state, and local income taxes that are applicable to the Participant or Beneficiary.

                                  ARTICLE VI

                                  GUARANTEES

     Albemarle Corporation and any Affiliate participating in the Plan has only a contractual obligation to pay the benefits described in Article III. All benefits are to be satisfied solely out of the general corporate assets of the Company or the appropriate Affiliate which shall remain subject to the claims of its creditors. No assets of the Company or a participating Affiliate will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan. If the Company in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.

                                  ARTICLE VII

                TERMINATION, AMENDMENT OR MODIFICATION OF PLAN

7.01.     Plan Termination
          ----------------

     Except as otherwise specifically provided, the Company reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time. Any such termination, amendment or change may not affect or alter the benefits paid or obligations to any employee who died, became Disabled or Retired before the termination, amendment, or change or whose benefits vested in accordance with Article IV. Such right to terminate, amend or modify the Plan shall be exercised for the Company either by its Board or Executive Committee.

7.02.     Notice Requirement
          ------------------

     (a) Plan section 7.01 notwithstanding, no action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby.

     (b) Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to it at Post Office Box 1335, Richmond, Virginia 23218; addressed to the attention of the Corporate Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant's last known address.

                            Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


7.03.     Effect of Plan Termination
          --------------------------

     Except as provided in Plan section 7.01, upon the termination of this Plan by the Board or Executive Committee, the Plan shall no longer be of any further force or effect, and, except as provided in Plan section 7.01, neither the Company nor any Participant shall have any further obligation or right under this Plan. Likewise, except to the same extent protected in the event of termination, amendment or modification of the Plan, the rights of any individual who was a Participant and who is declared by the Committee to be no longer eligible shall cease upon such action.

                                 ARTICLE VIII

                         OTHER BENEFITS AND AGREEMENTS

     Except as provided in Article V, the benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company or a participating Affiliate for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company or a participating Affiliate in which a Participant is participating.

                                  ARTICLE IX

                     RESTRICTIONS ON TRANSFER OF BENEFITS

     No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Committee, shall cease and terminate, and, in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee may deem proper.

                            Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


                                   ARTICLE X

                          ADMINISTRATION OF THE PLAN

10.01.  The Committee
        -------------

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Committee's interpretation and construction of any provision of the Plan shall be final and conclusive.

10.02.  Indemnification of the Committee
        --------------------------------

     The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

10.03.  Powers of the Committee
        -----------------------

     In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants, and Beneficiaries under the Plan, and to authorize all disbursements for such purposes.

10.04.  Information
        -----------

     To enable the Committee to perform its functions, the Company and any participating Affiliate shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

10.05.  Claims Review Procedures
        ------------------------

     The benefit claims review procedure set forth in the Retirement Plan, as amended from time to time, is incorporated herein by reference and made applicable to the Plan.

                            Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000

                                  ARTICLE XI

                                 MISCELLANEOUS

11.01.  No Guarantee of Employment
        --------------------------

     The Plan does not in any way limit the right of the Company or any participating Affiliate at any time and for any reason to terminate the employment of a Participant in its employ. In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Company and a Participant.

11.02.  Binding Nature
        --------------

     The Plan shall be binding upon the Company, any participating Affiliate and successors and assigns, and, subject to the powers set forth in Article VII, upon a Participant's, his Beneficiary's or any of their assigns, heirs, executors and administrators.

11.03.  Governing Law
        -------------

     To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia (including its choice-of-law rules, except to the extent those laws would require the application of the law of a state other than Virginia) as in effect from time to time.

11.04.  Masculine and Feminine; Singular and Plural
        -------------------------------------------

     Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.


                                  ARTICLE XII

                                   ADOPTION

     The Company has adopted this Plan pursuant to action taken by the Board. With the approval of the Board, any Affiliate may adopt this Plan by action of its board of directors.

                            Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000

     As evidence of its adoption of the Plan, Albemarle Corporation has caused this document to be signed by its duly authorized officer, this 8/th/ day of December, 2000, and made effective as of April 26, 2000.


                                        ALBEMARLE CORPORATION



                                        By:  /s/ C.B. WALKER
                                             -----------------------------------

                            Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


                                  APPENDIX I

     PARTICIPANTS DESIGNATED FOR PLAN SECTIONS 3.01(c), 3.01(e) or 3.01(g)


          Plan Section             Name                     Service Date
          ------------             ----                     ------------

          3.01(c)                  Mark C. Rohr             3/22/1999

          3.01(c)                  Jack P. Harsh            11/16/1998

          3.01(g)                  Charles B. Walker        2/1/1998

          3.01(e)                  Floyd D. Gottwald        3/1/1996

          3.01 (e)                 William Gottwald         9/1/1996

                            Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


                                  APPENDIX II

                             Albemarle Corporation
                          Change In Control Provision
                          ---------------------------


     1.   Change in Control means the occurrence of any of the following events:
          -----------------

          (a) any Person, or "group" as defined in section 13(d)(3) of the Securities Exchange Act of 1934 (excluding Floyd D. Gottwald, Bruce C. Gottwald, members of either of their families and any Affiliate), becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding Albemarle securities that are entitled to vote generally for the election of Albemarle's directors (the "Voting Securities") (other than as a result of an issuance of securities by Albemarle approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made);

          (b) as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a "Business Combination"), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of Albemarle's board of directors, or any successor's board of directors, within two years of the last of such transactions;

          (c) the shareholders of Albemarle approve a Business Combination, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns Albemarle through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding Floyd D. Gottwald, Bruce C. Gottwald, members of either of their families and any Affiliate and any employee benefit plan or related trust of Albemarle or the Company resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the Company resulting from such Business Combination are Continuing Directors.

     2.   Definitions
          -----------

          (a)  Affiliate and Associate shall have the respective meanings
               -----------------------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "Exchange Act").

                            Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


          (b)  Albemarle means Albemarle Corporation.
               ---------

          (c)  Beneficial Owner means that a Person shall be deemed the
               ----------------
"Beneficial Owner" and shall be deemed to "beneficially own," any securities:

               (i) that such Person or any of such Person's Affiliates or Associates owns, directly or indirectly;

               (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

               (iii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


               (iv) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associates thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (iii) of this definition) or disposing of any voting securities of Albemarle provided, however, that notwithstanding any provision of this definition, any Person engaged in business as an underwriter of securities who acquires any securities of Albemarle through such Person's participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, shall not be deemed the "Beneficial Owner" of, or to "beneficially own," such securities until the expiration of forty days after the date of acquisition; and provided, further, that in no case shall an officer or director of Albemarle be deemed (1) the beneficial owner of any securities beneficially owned by another officer or director of Albemarle solely by reason of actions undertaken by such persons in their capacity as officers or directors of Albemarle; or (2) the beneficial owner of securities held of record by the trustee of any employee benefit plan of Albemarle or any Subsidiary of Albemarle for the benefit of any employee of Albemarle or any Subsidiary of Albemarle, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.

          (d)  Company means Albemarle or any successor thereto.
               -------

          (e)  Continuing Director means any member of Albemarle's Board, while
               -------------------
a member of that Board, and (i) who was a member of Albemarle's Board prior to April 27, 2000, or (ii) whose subsequent nomination for election or election to Albemarle's Board was recommended or approved by a majority of the Continuing Directors.

          (f)  Control Change Date means the date on which an event described in
               -------------------
paragraph 1 occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

          (g)  Person means any individual, firm, company, partnership or other
               ------
entity.

          (h)  Subsidiary means, with references to any Person, any company or
               ----------
other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                             Albemarle Corporation
                    Supplemental Executive Retirement Plan
               As Amended and Restated Effective April 26, 2000


Path: DOCSOPEN\RICHMOND\05582\48362\000001\@@0C04!.DOC
Doc #: 479532; V. 5
Doc Name: Albemarle - Supplemental Benefit Plan
Author: Marriott, Catherine, 05582